                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                         THE BOSTON BEER COMPANY, INC.
                (Name of Registrant as Specified In Its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

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

                         THE BOSTON BEER COMPANY, INC.

               NOTICE OF THE 1998 ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 2, 1998

To the Stockholders:

     The 1998 Annual Meeting of the Stockholders of THE BOSTON BEER COMPANY, INC. (the "Corporation") will be held on Tuesday, June 2, 1998, at 10:00 a.m. at The Brewery located at 30 Germania Street, Jamaica Plain, Boston, Massachusetts, for the following purposes:

     1. To consider and act upon a proposal to amend Article IV, Section 1, of the Restated Articles of Organization (the "Articles") and Sections 4.1 and 4.8 of the By-Laws (the "By-Laws") of the Corporation, each as amended and currently in effect, such that (i) the number of Directors of the Corporation shall be such number as fixed annually by the Board of Directors, but not fewer than seven (7) nor more than eleven (11), consisting of not fewer than two (2) nor more than four (4) Directors elected by the holders of the Corporation's Class A Common Stock (the "Class A Directors") and not fewer than five (5) nor more than seven (7) Directors elected by the holders of the Corporation's Class B Common Stock (the "Class B Directors"), and subject to the further requirement that no Class B Directors in excess of five (5) Class B Directors shall be elected unless a like number of Class A Directors is also elected.

     2. If Item 1 above is so approved, then for the election by the holders of the Class A Common Stock of three (3) Class A Directors, each to serve for a term of one (1) year; provided, however, that if Item 1 above shall not be so approved, then, for the election by the holders of the Class A Common Stock of two (2) Class A Directors, each to serve for a term of one (1) year.

     3. For the election by the sole holder of the Class B Common Stock of five
        (5) Class B directors.

     4. For the approval by the sole holder of the Class B Common Stock of a further amendment to the Articles to increase the number of authorized shares of the Corporation's Class A Common Stock, $0.01 par value, from 20,300,000 shares to 22,700,000 shares of Class A Common Stock.

     5. To consider and act upon any other business which may properly come before the meeting.

     The Board of Directors has fixed the close of business on April 3, 1998 as the record date for the meeting. All stockholders of record on that date are entitled to notice of and to vote at the meeting.

     PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON.

                                                  By order of the Board of
                                                  Directors

                                                  C. JAMES KOCH, Clerk

Boston, Massachusetts
April 13, 1998

                         THE BOSTON BEER COMPANY, INC.

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Boston Beer Company, Inc. (the "Corporation", which is sometimes referred to in this Proxy Statement, together with its affiliate, Boston Beer Company Limited Partnership (the "Partnership") as the "Company") for use at the 1998 Annual Meeting of Stockholders to be held on Tuesday, June 2, 1998, at the time and place set forth in the notice of the meeting, and at any adjournments thereof. The approximate date on which this Proxy Statement and form of proxy are first being sent to stockholders is April 13, 1998.

     If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholder. If no instructions are specified with respect to any particular matter to be acted upon, proxies will be voted in favor thereof. Any person giving the enclosed form of proxy has the power to revoke it by voting in person at the meeting, or by giving written notice of revocation to the Clerk of the Corporation at any time before the proxy is exercised.

     The holders of a majority in interest of the issued and outstanding Class A Common Stock are required to be present in person or be represented by proxy at the Meeting in order to constitute a quorum for the election of the Class A Directors. The election of each of the nominees for Class A Director, as hereinafter set forth in greater detail, will be decided by plurality vote of the holders of Class A Common Stock present in person or represented by proxy at the Meeting. The affirmative vote of the sole holder of the outstanding shares of Class B Common Stock voting in person or by proxy at the meeting is required to elect the Class B Directors, as hereinafter set forth in greater detail, and to approve all other matters listed in the notice of meeting. The proposed amendment to the Corporation's Articles of Organization and By-Laws with respect to the number of the members of the Corporation's Board of Directors requires the affirmative vote of at least 75% of the issued and outstanding shares of the Class A Common Stock.

     The Corporation will bear the cost of the solicitation. In addition to mailing this material to shareholders, the Corporation has asked banks and brokers to forward copies to persons for whom they hold stock of the Corporation and request authority for execution of the proxies. The Corporation will reimburse the banks and brokers for their reasonable out-of-pocket expenses in doing so. Officers and regular employees of the Company, without being additionally compensated, may solicit proxies by mail, telephone, telegram, facsimile or personal contact. In addition, the Corporation may designate representatives of Kissell Blake to assist the Corporation in soliciting proxies by mail, telephone, facsimile or personal contact. If the Corporation so engages Kissell Blake to assist in the solicitation of such proxies, the fee shall be based on the number of proxy solicitations which the Corporation requests Kissell Blake to make, but it is not expected that the additional cost of any such proxy solicitation by Kissell Blake would exceed the sum of $10,000. All reasonable proxy soliciting expenses will be paid by the Corporation in connection with the solicitation of votes for the Annual Meeting.

     The Corporation's principal executive offices are located at 75 Arlington Street, Boston, Massachusetts 02116, telephone number (617) 368-5000.

                       RECORD DATE AND VOTING SECURITIES

     Only stockholders of record at the close of business on April 3, 1998 are entitled to notice of and to vote at the meeting. On that date, the Corporation had outstanding and entitled to vote 16,377,829 shares of Class A Common Stock, $01 par value per share, and 4,107,355 shares of Class B Common Stock, $.01 par value per share. Each outstanding share of the Corporation's Class A and Class B Common Stock entitles the record holder to one (1) vote on each matter properly brought before the Class.

          ITEM 1.  AMENDMENT TO THE CORPORATION'S ARTICLES AND BY-LAWS

     Article IV, Section 1, of the Corporation's Restated Articles of Organization (the "Articles") and Sections 4.1 and 4.8 of the By-Laws of the Corporation (the "By-Laws") currently provide that the Board of Directors of the Corporation shall consist of seven (7) Directors, consisting of two (2) Class A Directors elected each year by the holders of the Class A Common Stock, and five
(5) Class B Directors, elected each year by the holders of the Class B Stock, with each Director so elected for a term of one (1) year.

     It is proposed that Article IV, Section 1, of the Articles and Sections 4.1 and 4.8 of the By-Laws, each as amended and currently in effect, be amended such that (i) the number of Directors of the Corporation shall be such number as is fixed annually by the Board of Directors but not fewer than seven (7) nor more than eleven (11), consisting of not fewer than two (2) nor more than four (4) Directors elected by the holders of the Corporation's Class A Common Stock (the "Class A Directors") and not fewer than five (5) nor more than seven (7) Directors elected by the holders of the Corporation's Class B Common Stock (the "Class B Directors") and subject to the further requirement that no Class B Directors in excess of five (5) Class B Directors shall be elected unless a like number of Class A Directors is also then, or previously, elected.

     The foregoing proposed amendment to the Articles and By-Laws requires the affirmative vote of at least seventy-five percent (75%) of the issued and outstanding shares of Class A Common Stock.

     THE BOARD RECOMMENDS A VOTE IN FAVOR OF THE PROPOSED AMENDMENT OF THE ARTICLES AND BY-LAWS.

           ITEMS 2 AND 3.  ELECTION OF CLASS A AND CLASS B DIRECTORS

ELECTION OF DIRECTORS IF ITEM 1 -- AMENDMENT TO ARTICLES AND BY-LAWS IS
APPROVED:

     If Item 1 above is so approved, then the Board of Directors proposes that the total number of Directors be set at eight (8), with the Board of Directors being divided into two (2) classes, Class A Directors, consisting of three (3) Directors elected each year by the holders of Class A Common Stock for a term of one (1) year, and Class B Directors, consisting of five (5) Directors elected each year by the holders of Class B Common Stock, also for a term of one (1) year.

     It is proposed that each of the two (2) nominees for Class A Director and five (5) nominees for Class B Director listed below whose term expires at this meeting, be elected as Class A and Class B Directors, respectively, together with the additional nominee for Class A Director so designated below in the section entitled "Additional Nominee if Amendment to Articles and By-Laws is Approved", be elected as Class A and Class B Directors, respectively, each to serve for a term of one (1) year and until his successor is duly elected and qualified or until he sooner dies, resigns or is removed.

ELECTION OF DIRECTORS IF ITEM 1 -- AMENDMENT TO ARTICLES AND BY-LAWS IS
DISAPPROVED:

     If Item 1 above is not so approved, then pursuant to the Articles of Organization and By-Laws of the Corporation, the Board of Directors shall be fixed for the ensuing year at seven (7), consisting of two (2) Class A Directors to be elected by the holders of the Class A Common Stock for a term of one (1) year, and five (5) Class B Directors to be elected by the sole holder of the Class B Common Stock, with each Director so elected for a term of one (1) year.

     The person named in the accompanying proxy will vote, unless authority is withheld, for the election of the nominees named below. In the event that any of the nominees should become unavailable for election, which is not anticipated, the person named in the accompanying proxy will vote for such substitute nominees as the incumbent Class A Directors, acting pursuant to Section 4.8 of the Corporation's By-Laws as a

Nominating Committee, may nominate. As indicated below, except for Messrs. Cummin and Wing, all Directors are either Executive Officers of the Corporation or its subsidiaries or related to such Executive Officers. The nominee proposed in the section entitled "Additional Nominee if Amendment to Articles and By-Laws is Approved" is not an Executive Officer of the Corporation or its subsidiaries and is not related to such Executive Officers.

     NOMINEES PROPOSED IN ACCORDANCE WITH THE TERMS OF THE ARTICLES OF ORGANIZATION AND BY-LAWS OF THE CORPORATION, AS IN EXISTENCE PRIOR TO THE DATE OF THIS ANNUAL MEETING OF STOCKHOLDERS: Set forth below are the nominees for election as Class A and Class B Directors, respectively, for terms ending in 1999 and certain information about each of them.

  CLASS A DIRECTORS:

                                             YEAR FIRST            POSITION WITH THE CORPORATION
                                             ELECTED A                OR PRINCIPAL OCCUPATION
NAME OF NOMINEE                        AGE    DIRECTOR              DURING THE PAST FIVE YEARS
---------------                        ---   ----------            -----------------------------
Pearson C. Cummin III................  54       1995      Mr. Cummin has served as a general partner of
                                                          Consumer Venture Partners, a Greenwich,
                                                          Connecticut based venture capital firm, since
                                                          January 1986. Mr. Cummin is currently Chairman
                                                          of the Board of Natural Wonder, Inc. and a
                                                          Director of Pacific Sunwear of California, Inc.
James C. Kautz.......................  67       1995      Mr. Kautz is currently a limited partner of The
                                                          Goldman Sachs Group, L.P. and the second cousin
                                                          of the Company's founder and chief executive
                                                          officer, C. James Koch.

  CLASS B DIRECTORS:

                                             YEAR FIRST            POSITION WITH THE CORPORATION
                                             ELECTED A                OR PRINCIPAL OCCUPATION
NAME OF NOMINEE                        AGE    DIRECTOR              DURING THE PAST FIVE YEARS
---------------                        ---   ----------            -----------------------------
C. James Koch........................  48       1995      Mr. Koch founded the Company in 1984 and has
                                                          been the Chief Executive Officer throughout the
                                                          Company's history. Mr. Koch also serves as the
                                                          Corporation's President and Clerk and is the
                                                          Company's principal executive officer.
Alfred W. Rossow, Jr. ...............  65       1995      Mr. Rossow joined the Company in late 1989 as
                                                          Chief Operating Officer and Chief Financial
                                                          Officer. At present, Mr. Rossow serves as both
                                                          the Executive Vice President and Chief
                                                          Financial Officer of the Company.
Rhonda L. Kallman....................  37       1995      Ms. Kallman co-founded the Company. She has
                                                          been Vice President -- Sales since 1985.
Charles Joseph Koch..................  75       1995      Mr. Koch is the father of founder, C. James
                                                          Koch. In 1989, Mr. Koch retired as founder and
                                                          co-owner of Chemicals, Inc., a distributor of
                                                          brewing and industrial chemicals in
                                                          southwestern Ohio.
John B. Wing.........................  51       1995      Mr. Wing has been Chairman and CEO of The Wing
                                                          Group Limited, Co., a developer of energy
                                                          projects in Turkey, Kuwait and China, since
                                                          1991.

            ADDITIONAL NOMINEE IF AMENDMENT TO ARTICLES AND BY-LAWS
                          IS APPROVED AT THIS MEETING

  ADDITIONAL CLASS A DIRECTOR NOMINEE:

NAME OF NOMINEE                        AGE       PRINCIPAL OCCUPATION DURING THE PAST FIVE YEARS
---------------                        ---       -----------------------------------------------
Robert N. Hiatt......................  61    Mr. Hiatt was Chairman of Maybelline, Inc. from 1996
                                             until he retired in 1997. From 1990 until 1996, Mr.
                                             Hiatt was President and CEO of Maybelline, Inc. In
                                             addition, Mr. Hiatt has served as a Director of Genovese
                                             Drug Stores, Inc. since 1997.

        ITEM 4:  AMENDMENT TO THE CORPORATION'S ARTICLES OF ORGANIZATION

     Article III of the Corporations' Restated Articles of Organization provides for the issuance of up to 20,300,000 shares of the Class A Common Stock, $0.01 par value per share. It is proposed that the number of such authorized shares be increased to 22,700,000 shares.

     As of April 3, 1998, there were 16,377,829 shares of the Corporation's Class A Common Stock outstanding. In addition, there are outstanding 4,107,355 shares of the Class B Common Stock which may be converted to shares of Class A Common Stock; 1,000,338 shares outstanding pursuant to the grant of stock options under the terms of the Corporation's Employee Equity Incentive Plan ("Plan") and 1,027,002 shares reserved for issuance under the Plan; 20,000 shares outstanding pursuant to the grant of stock options under the terms of the Corporation's Stock Option Plan for Non-Employe Directors ("Directors' Plan") and 80,000 shares reserved for issuance under the Directors' Plan. Therefore, approximately 2,400,000 additional shares of authorized Class A Common Stock are required in order to meet the potential requirements described.

     Consistent with the provisions of Article IV, Section 2, of the Articles, the foregoing amendment to the Articles requires the affirmative vote of the sole holder of the Corporation's issued and outstanding shares of Class B Common Stock, but not the approval of the holders of the Corporation's issued and outstanding shares of Class A Common Stock.

THE BOARD ANTICIPATES A FAVORABLE VOTE ON THIS PROPOSAL.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS

     During the Corporation's 1997 fiscal year, there were seven (7) meetings of the Board of Directors of the Corporation. All of the Directors, except for John
B. Wing, attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by committees of the Board of Directors on which they served. In 1997, Mr. Wing attended 57% of the meetings of the Board of Directors, 50% of the meetings of the Compensation Committee and 66 2/3% of the meetings of the Audit Committee. The Class A Directors in office from time to time serve as a nominating committee for the purpose of nominating persons for election as Class A Directors. The Corporation does not otherwise have a nominating committee.

     The Audit Committee of the Board of Directors reviews with the Corporation's independent auditors the scope of the audit for the year, the results of the audit when completed and the independent auditors' fees for services performed. The Audit Committee also recommends independent auditors to the Board of Directors and reviews with management various matters related to its internal accounting controls. The present members of the Audit Committee are Pearson C. Cummin III (Chairman), James C. Kautz and John B. Wing. The Audit Committee met on three (3) occasions in 1997.

     The Corporation also has a Compensation Committee, whose purpose is to administer the Corporation's Employee Equity Incentive Plan and otherwise act with respect to matters of executive compensation. The members of such Committee are Pearson C. Cummin III, James C. Kautz (Chairman) and John B. Wing. The Compensation Committee met on four (4) occasions in 1997.

                   SECURITY OWNERSHIP OF PRINCIPAL HOLDERS OF
              VOTING SECURITIES, DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information regarding beneficial ownership of the Company's Class A Common Stock as of April 3, 1998 (i) by each person (or group of affiliated persons) known by the Company to be the beneficial owner(s) of more than five percent (5%) of the outstanding Class A Common Stock, (ii) by each Director of the Company, (iii) by each person nominated as a Director of the Company, (iv) by the Company's Chief Executive Officer and the other officers named below in the Summary Compensation Table and
(v) all of the Company's executive officers and Directors as a group. Unless otherwise indicated, the individuals named below held sole voting and investment power over the shares listed below.

                                                              SHARES BENEFICIALLY OWNED(1)
                  NAMED EXECUTIVE OWNERS,                     ----------------------------
               DIRECTORS AND 5% STOCKHOLDERS                    NUMBER            PERCENT
               -----------------------------                  -----------        ---------
C. James Koch(2)(3).........................................   5,587,554           27.3%
Rhonda L. Kallman(3)(4).....................................     367,447            2.2%
Alfred W. Rossow, Jr.(3)(5).................................      97,472            0.6%
Martin Roper(3)(6)..........................................     167,443            1.0%
John Chappell(3)(7).........................................       5,000            *
Pearson C. Cummin III(3)(8)(13).............................       5,000            *
James C. Kautz(9)...........................................     527,531            3.2%
Charles Joseph Koch(3)(10)..................................       7,000            *
John B. Wing(11)............................................     436,892            2.7%
Hambrecht & Quist LLC(12)...................................     966,238            5.9%
Consumer Venture Partners I, L.P.(13).......................   1,058,820            6.5%
All Directors and Executive Officers as a group (10
  people)...................................................   7,207,872           34.7%
Contingent Nominee for Class A Director: Robert N.
  Hiatt(3)(14)..............................................       4,000            *

---------------
  *  Less than 1% of the outstanding shares of Class A Common Stock.

 (1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and includes general voting and/or investment power with respect to securities. Shares of Class A Common Stock subject to options and warrants currently exercisable or exercisable within 60 days after the record date are deemed outstanding for computing the percentage of a person holding such options but are not deemed outstanding for computing the percentage of any other person. No shares of Class B Common Stock are subject to options or warrants. All shares are Class A Common Stock except for shares of Class B Common Stock held by C. James Koch. See Note 2 below.

 (2) Includes 4,107,355 shares of Class B Common Stock, constituting all of the outstanding shares of Class B Common Stock. Includes 604,553 shares of Class A Common Stock held in several trusts for the benefit of C. James Koch and certain of his family members; does not include shares deposited in Exchange Funds which have been treated as sales for purposes of reporting purposes.

 (3) Executive officer and/or Director and/or nominee for Director of the Company. Mailing address is c/o The Boston Beer Company, Inc., 75 Arlington Street, Boston, MA 02116.

 (4) Includes options to acquire 101,671 shares of Class A Common Stock exercisable currently or within 60 days; does not include shares deposited in Exchange Funds which have been treated as sales for reporting purposes.

 (5) Consists of options to acquire 15,000 shares of Class A Common Stock exercisable currently or within 60 days.

 (6) Consists of options to acquire 167,443 shares of Class A Common Stock exercisable currently or within 60 days.

 (7) Consists of options to acquire 5,000 shares of Class A Common Stock exercisable currently or within 60 days.

 (8) Director of the Company. Consists of options to acquire 5,000 shares of Class A Common Stock exercisable currently or within 60 days.

 (9) Director of the Company. Shares are owned of record by Kautz Family Partners, L.P. of which Mr. Kautz is general partner. Mailing address is c/o Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004. Includes options to acquire 5,000 shares of Class A Common Stock exercisable currently or within 60 days.

(10) Director of the Company and father of C. James Koch. Includes options to acquire 5,000 shares of Class A Common Stock exercisable currently or within 60 days and 2,000 shares owned by the spouse of Mr. Koch.

(11) Director of the Company. Mailing address is c/o The Wing Group, 1610 Woodstead Court, Suite 200, The Woodlands, Texas 77380. Includes options to acquire 5,000 shares of Class A Common Stock exercisable currently or within 60 days.

(12) Includes shares owned by various entities affiliated with Hambrecht & Quist LLC, including H&Q London Ventures, Hamquist, Hamco Capital Corporation, Hambrecht & Quist Group and H&Q Investors. Mailing address for each of these entities is c/o Hambrecht & Quist Venture Partners, One Bush Street, 15th Floor, San Francisco, California 94104.

(13) Mailing address is Three Pickwick Plaza, Greenwich, Connecticut 06830. Pearson C. Cummin III, a Director of the Company, is and has been a general partner of Consumer Venture Partners since January 1986.

(14) Includes 1,000 shares of Class A Common Stock owned by the spouse of Robert
     N. Hiatt.

                 DIRECTOR COMPENSATION FOR THE LAST FISCAL YEAR

     Except as described in the following paragraph, the Company's Directors are not compensated for their services as such, although they are on occasion reimbursed for out-of-pocket expenses incurred in attending meetings.

     On May 21, 1996, the Company adopted a Non-Employee Director Stock Option Plan pursuant to which each non-employee director of the Company is granted an option for 2,500 shares of the Company's Class A Common Stock annually as of the date of the Annual Stockholders' Meeting of the Company. The exercise price for such options is based upon the fair market value of the Company's stock as of the date of grant. On May 21, 1996, each non-employee director was granted an option to purchase up to 2,500 shares at a per share price of $18.5625 per share and, on June 3, 1997, each non-employee director was granted an option to purchase up to 2,500 shares of the Company's stock at $9.50 per share. The grant of stock options under this Non-Employee Director Stock Option Plan is subject to the requirement that each director comply with his fiduciary obligations to the Company. If any breach of such obligations should occur, the Company shall be entitled, in addition to any other remedies available to it, to recover all profit realized by him as a result of the exercise of such option during the last 12 months of his term as director and at any time after the expiration of such term. On December 19, 1997, the Board amended the terms of such Non-Employee Director Stock Option Plan (and of each stock option previously granted pursuant to the terms of such Plan) to increase from ninety (90) days to three (3) years the period within which each option would remain exercisable following the date on which the optionee ceased to be a Director of the Company subject in any case to the ten (10) year term of each option.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     Compensation Philosophy. The Corporation's executive compensation system continues to be comprised of base salaries, annual bonuses and stock option awards. Executive compensation is subject to the oversight and approval of the Compensation Committee of the Board of Directors (the "Committee"), which reviews executive officer compensation annually. Executive officers are eligible to receive annual cash bonuses upon achievement of predetermined performance targets. Compensation paid to the Corporation's executive officers is intended to reflect the responsibility associated with each executive officer's position, the past performance of the specific executive officer, the goals of management and the profitability of the Corporation.

     Executive compensation is designed to be competitive within the alcoholic beverages industry and other companies of comparable size and complexity, so as to enable the Company to continue to attract and retain talented and motivated individuals in key positions. Compensation in any particular case may vary from any industry average on the basis of annual and long-term Company performance, as well as individual performance. The Compensation Committee will exercise its discretion to set compensation where, in its judgment, external or individual circumstances warrant it.

     Equity-Based Compensation. During 1997, the Compensation Committee devoted significant attention to the Corporation's Employee Equity Incentive Plan that was adopted by the Board of Directors and approved by the sole Class B stockholder and a majority in interest of the then Class A stockholders of the Corporation effective November 20, 1995, and amended and restated effective on February 23, 1996 (the "Employee Equity Plan" or the "Plan"). As discussed below and elsewhere in this Proxy Statement, the Employee Equity Plan was further amended and restated effective December 19, 1997 (the "1997 Restatement").

     As in effect prior to the 1997 Restatement, the Employee Equity Plan provides for both so-called Management Options, which carry an exercise price of $0.01 per share, and Discretionary Options, the exercise price of which has historically been set by the Compensation Committee at the market value of the underlying shares as of the time of grant. The right to exercise options granted under the Employee Equity Plan vests over a period of years set by the Compensation Committee and, in the absence of a specific determination to the contrary, over a period of five (5) years. Options granted under the Plan expire ten (10) years from the date of grant, subject to earlier termination if the optionee leaves the Corporation's employ or service, whether voluntarily or by virtue of his or her death or disability. The Employee Equity Plan also permits all employees to purchase shares of Class A Common Stock (so-called "Investment Shares") at a discount based on length of service with the Company.

     The Discretionary Options feature of the Employee Equity Plan has been used by the Compensation Committee as an integral part of the overall compensation approach for the officers of the Corporation. Such stock option awards are designed to provide incentive to the Corporation's key management employees to increase the market value of the Corporation's stock, thus linking corporate performance and stockholder value to executive compensation. In granting (and henceforth in recommending the grant of options), the Compensation Committee takes into account the position and responsibilities of the optionee being consid-ered, the nature and value to the Company of his or her service and accomplishments, his or her present and potential contributions to the success of the Company and such other factors as the Compensation Committee deem relevant.

     As a result of its own review of the Employee Equity Plan and other possible approaches to equity-based compensation, and the recommendations of Management, the Compensation Committee recommended, and the full Board and the sole holder of the Corporation's Class B Common Stock approved, amendments to the Employee Equity Plan itself and changes in the manner in which it will henceforth be implemented. These amendments and changes are detailed elsewhere in this Proxy Statement and include an increase in the number of shares of Class A Common Stock issuable under the Plan, the discontinuance of Management Options, the shift from the Compensation Committee to the full Board of authority to act under the Plan, based on recommendations brought to it by the Compensation Committee, and a new formal options approval process that will result, generally, in options being granted only once every year. The Compensation Committee believes that the combination of the discontinuance of the Management Options, the anticipated expansion of the use of Discretionary Options, and the implementation of a structured annual option grant program, subject to oversight by both the Compensation Committee and the full Board, will further enable the Compensation Committee to align executive compensation with corporate performance and stockholder value.

     Up to an aggregate of 2,687,500 shares of Class A Common Stock may be issued under the Employee Equity Plan. As of April 3, 1998, there were 1,027,002 shares of Class A Common Stock available for grant under the Employee Equity Plan.

     The Employee Equity Plan may be further amended or terminated by the Board of Directors, subject to the approval of the holders of a majority in interest of the Class B Common Stock of the Corporation.

     A detailed description of the Employee Equity Plan is included elsewhere in this Proxy Statement.

     Chief Executive Officer Compensation. The Compensation Committee reviewed and approved the compensation paid to the Corporation's Chief Executive Officer,
C. James Koch, during 1997. In reviewing such compensation, the Committee evaluated the Corporation's success in executing against the Company's strategic plan for maintaining its leading position in the highly competitive better beer industry. The Compensation Committee believes that the compensation paid to Mr. Koch in 1997 was reasonable in light of the Corporation's overall performance, especially in the area of profitability. In light of Mr. Koch's significant equity position in the Corporation, the Compensation Committee feels that his interests are closely aligned with those of all stockholders. The Compensation Committee has not, to date, granted any Discretionary Options to Mr. Koch.

                                          THE COMPENSATION COMMITTEE:
                                               James C. Kautz, Chairman
                                               Pearson C. Cummin, III
                                               John B. Wing

                     EXECUTIVE OFFICERS OF THE CORPORATION

     Information required by Item 7(b) of Schedule 14A with respect to executive officers of the Corporation is set forth below. The executive officers of the Corporation are elected annually by the Board of Directors and hold office until their successors are elected and qualified, or until their earlier removal or resignation.

     C. James Koch, 48, founded the Company in 1984 and has been the Chief Executive Officer throughout the Company's history.

     Rhonda L. Kallman, 37, co-founded the Company. She has been Vice President -- Sales since 1985.

     Alfred W. Rossow, Jr., 65, joined the Company in late 1989 as Chief Operating Officer and Chief Financial Officer. Since April 1997, Mr. Rossow has served as Executive Vice President and Chief Financial Officer of the Company.

     Martin Roper, 35, has served as Chief Operating Officer since April 1997. He joined the Company as Vice President -- Operations in September 1994 from Steel Works Inc. where he was President of the MEG Division. From July 1990 to October 1992, Mr. Roper was Executive Vice President of Blocksom & Co.

     John Chappell, 40, is Vice President -- Brand Development. He joined the Company in 1994 after nine years at Labatt's USA where he was Director of Brand Management.

     David Grinnell, 40, has been Manager of Brewing Operations of the Company since 1988.

                             EXECUTIVE COMPENSATION

     The following table sets forth all compensation awarded to, earned by or paid to the Corporation's Chief Executive Officer and each of the Corporation's executive officers (other than the Chief Executive Officer) whose total annual salary and bonus exceeded $100,000 for all services rendered in all capacities to the Company for the Company's three most recent fiscal years ended December 27, 1997, December 28, 1996 and December 31,1995.

                           SUMMARY COMPENSATION TABLE

                                                         ANNUAL                             OTHER
                                                     COMPENSATION(1)                     COMPENSATION
                                                   -------------------   OTHER ANNUAL        FROM
       NAME AND PRINCIPAL POSITION         YEARS    SALARY    BONUS(2)   COMPENSATION     SECURITIES
       ---------------------------         -----   --------   --------   ------------    ------------
C. James Koch............................  1997    $184,465   $ 36,750     $ 1,185                --
  President and Chief Executive Officer    1996    $184,465   $129,940     $   797        $1,400,134
                                           1995    $184,465   $     --     $ 4,972                --
Rhonda L. Kallman........................  1997    $175,680   $ 90,125     $   525        $1,042,143
  Vice President -- Sales                  1996    $174,353   $ 77,000     $   505        $  579,830
                                           1995    $110,575   $ 43,609     $ 5,120        $    1,520
Alfred W. Rossow, Jr. ...................  1997    $191,160   $ 14,450     $64,888(3)     $1,106,461
  Executive Vice President and             1996    $176,940   $ 35,000     $61,095(3)     $1,497,808
  Chief Financial Officer                  1995    $140,923   $     --     $60,738(3)     $      940
Martin F. Roper..........................  1997    $213,302   $    500     $   209                --
  Chief Operating Officer                  1996    $158,592   $ 47,500     $    90                --
                                           1995    $ 88,426   $  1,000     $ 2,316                --
John Chappell............................  1997    $169,908   $ 13,500     $   244                --
  Vice President -- Brand Development      1996    $149,599   $ 47,231     $   148                --
                                           1995    $135,525   $  1,000     $37,363(4)     $    1,137

---------------
(1) Included in this column are amounts earned, though not necessarily received, during the corresponding fiscal year.

(2) The bonus amounts for the executive officers have been restated so that the bonus for all fiscal year periods is recorded for each officer in the year in which such bonus is paid.

(3) Included in these amounts are deferred compensation of $61,000, $59,000 and $56,000 for fiscal years 1997, 1996 and 1995. See "Deferred Compensation Agreement with Alfred W. Rossow, Jr." below.

(4) Includes $32,800 moving allowance.

     The following sets forth, as of December 31, 1997, information regarding options exercised by the Executive Officers during the fiscal year ended December 27, 1997 as well as information regarding unexercised options held by such Executive Officers and the value of "in-the-money" options.

             AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES
                            AS OF DECEMBER 31, 1997

                                                                  NUMBER OF SECURITIES         VALUE OF
                                                                       UNDERLYING            UNEXERCISED
                                                                      UNEXERCISED            IN-THE-MONEY
                                                                       OPTIONS AT             OPTIONS AT
                                                                       FY-END(#)             FY-END($)(7)
                         SHARES ACQUIRED                          --------------------   --------------------
         BANE            ON EXERCISE(#)    VALUE REALIZED($)(8)   EXER./UNEXERCISABLE    EXER./UNEXERCISABLE
         ----            ---------------   --------------------   --------------------   --------------------
C. James Koch..........           --                    --          1,802       1,125    $ 14,229     $8,883
Rhonda L. Kallman......      151,556            $1,040,258         52,856     167,162    $117,650     $3.909
Alfred W. Rossow,
  Jr. .................      160,000            $1,105,223         15,000          --          --         --
Martin F. Roper........           --                    --        129,110     375,773          --         --
John Chappell..........           --                    --             --      30,000          --         --

---------------
(7) Based upon a fair market value at December 31, 1997 of $7.9063 per share, determined in accordance with the rules of the Securities and Exchange Commission, less the option exercise price or purchase price.

(8) Excludes value realized from the vesting of Investment Shares purchased in prior year periods.

EMPLOYMENT AGREEMENTS

     The Company has not entered into employment agreements with any of its employees. However, the Stockholder Rights Agreement between the Company and initial stockholders of the Company provides that so long as Mr. Koch remains an employee of the Company (i) he will devote such time and effort, as a full-time, forty (40) hours per week occupation, as may be reasonably necessary for the proper performance of his duties and to satisfy the business needs of the Company, (ii) the Company will provide Mr. Koch benefits no less favorable than those formerly provided to him by the Partnership and (iii) the Company will purchase and maintain in effect term life insurance on the life of Mr. Koch.

DEFERRED COMPENSATION AGREEMENT FOR ALFRED W. ROSSOW, JR.

     Effective December 1, 1992, the Company entered into a Deferred Compensation Agreement (the "Agreement") with Mr. Rossow. Under this Agreement, Mr. Rossow (i) waived any right to participate further in the Company's then existing investment and incentive share plans and (ii) agreed to defer and have paid over to a trust called for by the Agreement (the "Trust") the first $20,833 of any annual cash bonus to which he might otherwise be entitled after December 1, 1992. In exchange, the Company agreed to (i) cause the Trust to be formed,
(ii) pay over to the Trust as of December 1, 1992 and on November 30 in each of the years 1993 through 1999, the sum of $43,500 plus certain additional insurance premium amounts, and (iii) pay Mr. Rossow $50,000 per year for 18 years after his employment with the Company terminates. The $50,000 annual benefit is subject to reduction if Mr. Rossow's employment terminates prior to April 1, 2000 and is subject to forfeiture in certain limited circumstances. Funds held by the Trust are used to pay the annual premiums on a life insurance policy (the "Policy") on Mr. Rossow's life, the owner and beneficiary of which is the Trust. The total insurance amount of the Policy including the basic insurance amount of $275,011 and the adjustable term insurance is $531,752. The assets held in the Trust, including the Policy, are intended to secure the Company's obligations to Mr. Rossow under the Agreement.

EMPLOYEE EQUITY INCENTIVE PLAN

     The Employee Equity Plan is the successor to the Partnership's 1995 Management Option Plan (which had, in turn, succeeded various Partnership incentive share plans) and is also the successor to various Partnership employee investment unit plans. The predecessor Incentive Share Plans entitled eligible employees to certain deferred compensation, generally payable after termination of employment and calculated based on appreciation in the value of equity interests in the Company from the date of an award, and (ii) a series of plans under which a broader group of employees of the Partnership were permitted to purchase similar deferred compensation rights.

     As of April 3, 1998, there are (i) outstanding options for 88,789 shares of Class A Common Stock at an exercise price of $0.01 per share, of which options to purchase 68,458 shares are immediately exercisable, (ii) outstanding options for 911,549 shares of Class A Common Stock at an average exercise price of $11.40 per share and (iii) rights to receive 23,766 Investment Shares, of which rights to receive 11,340 shares have vested.

     A more complete discussion of the specific terms and provisions of the Employee Equity Plan is provided below.

STOCK OPTIONS

     The following table sets forth certain information concerning grants of stock options made during the year ended December 31, 1997 to the executive officers named below.

                 OPTION GRANTS IN YEAR ENDED DECEMBER 31, 1997

                                                                     INDIVIDUAL GRANTS
                                      --------------------------------------------------------------------------------
                                                                                      POTENTIAL REALIZABLE VALUE AT
                         NUMBER OF    PERCENT OF TOTAL                                   ASSUMED ANNUAL RATES OF
                         SECURITIES       OPTIONS         EXERCISE                       STOCK PRICE APPRECIATION
                         UNDERLYING      GRANTED TO          OR                             FOR OPTION TERM(1)
                          OPTIONS       EMPLOYEES IN     BASE PRICE    EXPIRATION   ----------------------------------
NAME                     GRANTED(#)     FISCAL YEAR       PER SHARE       DATE         0%          5%          10%
----                     ----------   ----------------   -----------   ----------   --------   ----------   ----------
C. James Koch..........        --            --                --          --             --           --           --
Rhonda L. Kallman......        --            --                --          --             --           --           --
Alfred W. Rossow,
  Jr...................        --            --                --          --             --           --           --
Martin Roper...........   250,000           100%            $9.53      10/19/2007   $102,500   $1,665,303   $4,062,950
John Chappell..........        --            --                --          --             --           --           --

---------------
(1) The potential realizable value of the options reported above was calculated by assuming 5% and 10% annual rates of appreciation above the fair market value of the Class A Common Stock of the Company from the date of grant (determined in accordance with the rules of the Securities and Exchange Commission) of the options until the expiration of the options. These assumed annual rates of appreciation were used in compliance with the rules of the Securities and Exchange Commission and are not intended to forecast future price appreciation of the Class A Common Stock of the Company. The actual value realized from the options could be higher or lower than the values reported above, depending upon the future appreciation or depreciation of the Class A Common Stock during the option period, the option holder's continued employment through the option period and the timing of the exercise of the options.

OTHER RELATED TRANSACTIONS

     For the period from March 11, 1997 through May 7, 1997, the Chief Financial Officer of the Company had borrowings under demand notes, totaling $320,000. The notes bear interest at the applicable federal rate, being the rate which is equal to the minimum rate required by the Internal Revenue Service to avoid imputed interest provided, however, that the rate is subject to upward or downward adjustments in order to maintain the interest rate within 1% of the Company's marginal borrowing rate. These notes were paid in full on or before August 5, 1997.

COMPANY STOCK PERFORMANCE

     The chart set forth below shows the value of an investment of $100 on November 21, 1995 in each of the Corporation's stock ("Boston Beer"), the Standard & Poor's 500 Index ("S&P 500") and a peer group as of December 31, 1997.

                                    [CHART]

                                                           11/95      1995      1996      1997

BOSTON BEER                                                 100     118.75     51.25     39.06
S&P 500                                                     100     106.40    130.83    174.48
S&P Beverages - Alcoholic                                   100      99.85    119.78    124.85
PEER GROUP ONLY                                             100      70.72     28.33     15.75

                       THE EMPLOYEE EQUITY INCENTIVE PLAN

     On November 20, 1995, the Company adopted the Employee Equity Plan which provided for the grant of Management Options, Discretionary Options and Investment Shares (each is described below). The maximum number of shares of the Company's Class A Common Stock originally authorized for issuance under the Employee Equity Plan was 1,687,500 shares. On October 20, 1997, the Board of Directors (the "Board") and the sole holder of the Corporation's Class B Common Stock amended the Employee Equity Plan to provide for an additional 1,000,000 authorized shares and, on December 19, 1997, the Company further amended the Employee Equity Plan to delete the provision which had permitted the grant of Management Options which had been granted at a per share exercise price of $0.01 and to provide for a shift from the Compensation Committee to the full Board of authority to act under the Employee Equity Plan, based on recommendations brought to it by the Compensation Committee. Shares of Class A Common Stock which are the subject of Management Options or Discretionary Options which lapse unexercised or Investment Shares which do not vest and are repurchased by the Company or which are redeemed by the Company shall again be available for issuance under the Employee Equity Plan. The maximum number of shares available for grants is subject to adjustment for capital changes.

     In adopting the Employee Equity Plan, the Company has also approved, subject to certain further restrictions described below, the assumption of rights to acquire equity interests in the Company granted under certain predecessor plans of the Partnership.

ADMINISTRATION, TERMINATION AND AMENDMENT

     The Employee Equity Plan is administered by the Board of Directors (the "Board"), taking into account the recommendations made by the Compensation Committee of the Board. The Compensation Committee consists of at least two (2) members of the Board, none of whom shall be or at any time have been employees of the Company. The members of the Compensation Committee are appointed by the Board and the Board may at any time, subject to the above restrictions, appoint one or more members of the Compensation Committee in substitution for or in addition to the member or members then in office and may fill vacancies on the Compensation Committee however caused. The Board, subject to the approval of the holders of a majority in interest of the Company's then issued and outstanding Class B Common Stock may modify, amend or terminate the Employee Equity Plan at any time. Termination or amendment of the Employee Equity Plan shall not, without the consent of any person affected thereby, modify or in any way affect any Discretionary Options granted or Investment Shares purchased prior to such termination or amendment.

ELIGIBILITY TO PARTICIPATE

     Employees eligible to participate in the Employee Equity Plan ("Eligible Employees") are those employees of the Company who:

          (i) have been employed by the Company for at least one (1) year; and

          (ii) have entered into an Employment Agreement with the Company containing certain terms and conditions as the Board, in its discretion may from time to time require. Only full-time management-level Eligible Employees, as determined by the Compensation Committee in its sole discretion, shall be selected by the Compensation Committee for a recommendation to the Board to be granted Discretionary Options. In designating Optionees for Discretionary Options, the Compensation Committee shall take into account each prospective Optionee's level of responsibility, performance, potential and such other considerations as the Compensation Committee deems appropriate.

TERMS AND PROVISIONS

     Management Options and Discretionary Options. While Management Options granted prior to December 31, 1997 remain outstanding, effective as of December 19, 1997, the Employee Equity Plan no longer provides for the grant of Management Options. Henceforth, at its meeting in October of each year, the Compensation Committee shall make preliminary recommendations to the Board and to management concerning the overall total number of shares for which options should be granted during the then current fiscal year and such other and further details as the Compensation Committee may deem appropriate. Immediately prior to the Board's meeting in December of each year, the Compensation Committee will finalize its recommendation, taking into consideration the recommendations of management, and will thereafter makes its final recommendation to the Board with respect to the grant of Discretionary Options to selected Optionees. The terms of each Discretionary Option shall be set forth in an Option Agreement, which shall include the following terms, conditions and restrictions:

          (i) The right to exercise a Discretionary Option shall vest over the period of five (5) years after the Option Date at the rate of twenty percent (20%) of the Option Shares covered thereby per year, or upon such other vesting schedule as the Compensation Committee recommends, and the Board shall so approve, so long as the Optionee continues to be employed by the Company as of each vesting date, provided, however, that (i) the Board may permit accelerated vesting in its discretion, (ii) Discretionary Options shall become exercisable in full in the event of an Optionee's retirement at or after reaching age 65, death or disability, and (iii) the Compensation Committee may recommend, and the Board may so approve, tying exercisability to compliance by an Optionee with any applicable restrictive covenants; and

          (ii) Except as recommended by the Compensation Committee, and approved by the Board, from time to time, a Discretionary Option shall terminate on the earlier to occur of the expiration of (i) ninety (90) days after the Optionee ceases to be an employee of the Company and (ii) ten (10) years after the Option Date.

     Investment Shares. Eligible Employees may also become Participants in the Employee Equity Plan and invest up to ten percent (10%) of their most recent annual W-2 earnings in shares ("Investment Shares") of Class A Common Stock. The number of Investment Shares which can be purchased by each Participant will be computed by dividing 10% of the Participant's W-2 earnings by the Investment Share Value. The "Investment Share Value" shall be the mean between the high and the low prices at which shares of Class A Common Stock traded on the New York Stock Exchange or on any other exchange on which such shares may be traded, on the day next preceding the date of a Participant's investment in Investment Shares, which ordinarily shall be effective as of January 1 in each applicable year (based upon the market value of the shares, determined as set forth above, as of the last trading day in December immediately preceding such January 1) and discounted, according to the Participant's years of service with the Company, as follows:

                  YEARS OF SERVICE                    DISCOUNT
                  ----------------                    --------
Less than 2 years...................................      0%
2-3 years...........................................     20%
3-4 years...........................................     30%
More than 4 years...................................     40%

     For each full year Investment Shares are held after issuance and the Participant remains employed with the Company, twenty percent (20%) of such Investment Shares will become vested. All Investment Shares which have not yet vested shall automatically vest in the event of the termination of a Participant's employment with the Company by reason of his or her retirement at or after reaching age 65, death or disability. The Compensation Committee may also accelerate vesting at any time in its discretion. All unvested Investment Shares shall be held in escrow by an escrow agent selected by the Compensation Committee, pursuant to a Restricted Stock Escrow Agreement.

     Any Participant who is not subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, shall have the right at any time to cause the Company to redeem all, but not less than all, of such Participant's Investment Shares at a price equal to the lesser of (i) the Discounted Investment Share Value at which the Investment Shares were issued and
(ii) the fair market value of such Investment Shares, as of the date next preceding the date on which the Investment Shares are tendered for redemption.

     In the event that a Participant's employment with the Company is terminated other than because of retirement at or after the age of 65, death or disability, the Company has the right, but not the obligation, to redeem within ninety (90) days after such termination any or all of the Investment Shares previously purchased by the Participant which have not vested, at a price, payable in cash, equal to the lesser of (i) the Discounted Investment Share Value at which the Shares were issued and (ii) the fair market value of such Investment Shares, as of the date next preceding the date on which the Investment Shares are called for redemption.

     No right or interest under the Employee Equity Plan of any Eligible Employee shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, other than by will or the laws of descent and distribution; and no such right or interest of any Eligible Employee shall be subject to any obligation or liability of such Eligible Employee. A Management Option or Discretionary Option shall be null and void and without effect upon the bankruptcy of the Optionee or upon the attempted assignment or transfer, except as hereinabove provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition contrary to the provisions hereof, or levy of execution, attachment, trustee process or similar process, whether legal or equitable, upon the option.

RECENT GRANTS

     The following summarizes the total grants of Management Options and Discretionary Options during fiscal year 1997. Dollar values below are based upon a fair market value of Class A Common Stock at December 31, 1997 of $7.9063 per share, determined in accordance with the rules of the Securities and Exchange Commission, less the option exercise price. No Investment Shares were purchased either by the executive officers or employees of the Company during the year ended December 31, 1997.

     During the year ended December 31, 1997, no officers were granted Management Options. Employees, as a group, were granted Management Options for 7,587 shares. Based upon the fair market value for shares of the Company's Class A Common Stock at December 31, 1997, of $7.9063 per share, these 7,857 Management Options had a total value of $56,261.

     The following sets forth the details of Discretionary Options granted during the year ended December 31, 1997:

                                                              DISCRETIONARY OPTION GRANTS
                                                              ----------------------------
                                                                 DOLLAR        NUMBER OF
                     NAME AND POSITION                          VALUE(1)         SHARES
                     -----------------                        ------------    ------------
C. James Koch, CEO..........................................          --             --
Rhonda L. Kallman, VP Sales.................................          --             --
Alfred W. Rossow, Jr., Exec. VP and CFO.....................          --             --
Martin F. Roper, Chief Operating Officer....................   $(659,100)       250,000
John Chappell, VP Brand Development.........................          --             --
Executive Officers as a Group...............................   $(659,100)       250,000
All Directors (excluding Executive Officers)................   $ (31,874)        20,000
Employees as a Group (excluding Executive Officers).........          --             --

RECAPITALIZATION, REORGANIZATIONS

     The Employee Equity Plan provides that in the event that the outstanding shares of Class A Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of shares which may be issued under the Employee Equity Plan and as to which outstanding Management Options or Discretionary Options or portions thereof then unexercised shall be exercisable, to the end that the proportionate interest of the Optionee shall be maintained as before the occurrence of such event; such adjustment in outstanding Discretionary Options shall be made without change in the total price applicable to the unexercised portion of such Discretionary Options and with a corresponding adjustment in the exercise price per share. The exercise price per share of Management Options shall remain $0.01 per share.

PREVIOUSLY GRANTED OPTIONS AND INVESTMENT SHARES

     All options granted by the Partnership prior to November 20, 1995, which were assumed under the Employee Equity Plan on that date and became Management Options or Discretionary Options, first became exercisable, to the extent that the right to exercise had otherwise then vested, on March 1, 1996, except that any such options held by Optionees subject to the provisions of Section 16(b) of the 1934 Act did not become exercisable until May 20, 1996. All Investment Shares purchased from the Partnership prior to November 20, 1995, which had vested prior to March 1, 1996, were issued to the applicable Participants on that date, except that vested Investment Shares otherwise then issuable to Participants subject to the provisions of Section 16 (b) of the 1934 Act did not become issuable until May 20, 1996.

RESALE RESTRICTIONS

     Notwithstanding any other provision of the Employee Equity Plan, the Company may delay the issuance of shares covered by the exercise of a Management Option or a Discretionary Option or any Investment Shares which have vested (in any such case, "Shares") until one of the following conditions shall be satisfied:

          (i) Such Shares are at the time of issuance effectively registered under applicable federal and state securities acts, as now in force or hereafter amended; or

          (ii) Counsel for the Company shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that the issuance of such Shares is exempt from registration under applicable federal and state securities acts, as now in force or hereafter amended.

     Moreover, unless the Shares to be issued have been effectively registered under the Securities Act of 1933, as amended (the "1933 Act"), the Company shall be under no obligation to issue such Shares unless the Optionee or Participant shall first give written representation to the Company, satisfactory in form and scope to the Company's counsel and upon which in the opinion of such counsel the Company may reasonably rely, that he or she is acquiring the Shares to be issued to him or her as an investment and not with a view to or for sale in connection with any distribution thereof in violation of the 1933 Act. The Company shall have no obligation, contractual or otherwise, to any Optionee or Participant to register under any federal or state securities laws any Shares issued under the Employee Equity Plan to such Optionee or Participant.

     Notwithstanding the above, Shares acquired under the Employee Equity Plan while a Registration Statement relating to such Shares is in effect under the 1933 Act, by persons who are not affiliates of the Company may be sold by such persons without registration under the 1933 Act, and without the need to comply with Rule 144 thereunder. Public resales of shares acquired (while a Registration Statement relating to such shares is in effect under the 1933 Act) under the Employee Equity Plan by persons who are affiliates of the Company will be subject to registration or compliance with the requirements of Rule 144 under the 1933 Act, other than the holding period requirement of paragraph (d) of that Rule. Employees who are Directors or officers of the Company may be deemed to be affiliates of the Company.

TAX EFFECTS OF EMPLOYEE EQUITY PLAN PARTICIPATION

     The Employee Equity Plan described herein is not a qualified plan under
Section 401 of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

     Management and Discretionary Options. Upon the grant of a Management Option or Discretionary Option, the Participant will not recognize ordinary income nor will the Company be entitled to a deduction. Upon the exercise of a Management Option or a Discretionary Option, the Participant will generally recognize ordinary income in the amount by which the fair market value of Class A Common Stock at the time of exercise exceeds the exercise price for the Shares then purchased and the Company will generally be entitled to a deduction for such amount of ordinary income recognized. Upon a subsequent disposition of Class A Common Stock, the Participant will realize a short-term or long-term capital gain or loss, depending upon the holding period of the Class A Common Stock, with the basis for computing such gain or loss equal to the fair market value of Class A Common Stock on the date of exercise.

     Investment Shares. Upon the purchase of an Investment Share, the Participant will not recognize ordinary income unless the Participant makes an election under Section 83(b) of the Internal Revenue Code (such election is referred to herein as a "Section 83(b) election"). If the Participant makes a
Section 83(b) election then the Participant will immediately recognize ordinary income in the amount by which the fair market value of the Investment Shares on the date of acquisition exceeds the purchase price therefor. Otherwise, upon vesting of the Investment Shares, the Participant will recognize ordinary income in the amount by which the fair market value of the Investment Shares then vesting, as of the date of vesting, exceeds the purchase price therefor. The Company will generally be allowed a deduction in an amount equal to the income recognized by the Participant in the tax year in which such income is recognized. Upon the disposition of Investment Shares, the Participant will realize a short-term or long-term capital gain or loss, depending upon the holding period of the Investment Shares, after they have vested, with the basis for computing such gain or loss equal to the amount of ordinary income realized on such shares plus the purchase price therefor. Participants purchasing Investment Shares should consult their tax advisors regarding the advisability of making a Section 83(b) election. A Section 83(b) election must be made within thirty (30) days of the purchase of Investment Shares.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed Coopers & Lybrand L.L.P. as independent auditors to examine the consolidated financial statements of the Company for the fiscal year ending December 27, 1997. The Board will take further action with respect to the appointment of independent auditors for the fiscal year ending December 26, 1998 at its meeting to be held on April 16, 1998. A representative of Coopers & Lybrand, L.L.P. is expected to be present at the meeting and will have the opportunity to make a statement if he or she so desires and to respond to appropriate questions. The engagement of Coopers & Lybrand, L.L.P. was approved by the Board of Directors, at the recommendation of the Audit Committee of the Board of Directors, and by the sole holder of the Corporation's Class B Common Stock.

                        COMPLIANCE WITH SECTION 16(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and Directors and persons owning more than 10% of the outstanding Class A Common Stock of the Corporation to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater than 10% holders of Class A Common Stock are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

     Based solely on copies of such forms furnished as provided above, the Company believes that during fiscal 1997, all Section 16(a) filing requirements applicable to its officers, Directors and owners of greater than 10% of its Class A Common Stock were timely submitted, as required.

               DEADLINES FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     Under regulations adopted by the Securities and Exchange Commission, any proposal submitted for inclusion in the Corporation's Proxy Statement relating to the Annual Meeting of Stockholders to be held in 1999 must be received at the Corporation's principal executive offices in Boston, Massachusetts on or before December 22, 1998. Receipt by the Corporation of any such proposal from a qualified stockholder in a timely manner will not ensure its inclusion in the proxy material because there are other requirements in the proxy rules for such inclusion.

                                 OTHER MATTERS

     Management knows of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed herein. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.

     The cost of this solicitation will be borne by the Corporation. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Corporation may also solicit proxies by telephone, telegraph and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals at the expense of the Corporation.

                                  1O-K REPORT

     THE CORPORATION WILL PROVIDE EACH BENEFICIAL OWNER OF ITS SECURITIES WITH A COPY OF AN ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE CORPORATION'S MOST RECENT FISCAL YEAR, WITHOUT CHARGE, UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE SENT TO ALFRED W. ROSSOW, JR., CHIEF FINANCIAL OFFICER, THE BOSTON BEER COMPANY, INC., 75 ARLINGTON STREET, BOSTON, MA 02116.

                                 VOTING PROXIES

     The Board of Directors recommends an affirmative vote for (i) the amendment to the Corporation's Restated Articles of Organization and By-Laws, as described herein and (ii) for the election of the three (3) nominees for Class A Director. Proxies will be voted as specified. If signed proxies are returned without specifying an affirmative or negative vote, the shares represented by such proxies will be voted in favor of the nominees.

                                          By order of the Board of Directors

                                          C. JAMES KOCH, Clerk

                          THE BOSTON BEER COMPANY, INC.

              PROXY - ANNUAL MEETING OF STOCKHOLDERS - JUNE 2, 1998

                              CLASS A COMMON STOCK

     The undersigned, a stockholder of THE BOSTON BEER COMPANY, INC., does hereby appoint C. James Koch the undersigned's proxy, with full power of substitution, to appear and vote at the Annual Meeting of Stockholders, to be held on June 2, 1998 at 10:00 a.m., local time, or at any adjournments thereof, upon such matters as may come before the Meeting.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby instructs said proxy, or his substitute, to vote as specified on the reverse side on the following matters and in accordance with his judgment on other matters which may properly come before the Meeting.

                 (Continued and to be Completed on Reverse Side)



                              FOLD AND DETACH HERE







                                ADMISSION TICKET

                          THE BOSTON BEER COMPANY, INC.

                               1998 ANNUAL MEETING

                              TUESDAY, JUNE 2, 1998
                                   10:00 A.M.
                                   THE BREWERY
                               30 GERMANIA STREET
                                   BOSTON, MA

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION, SIGN AND DATE THIS CARD IN THE SPACE BELOW. NO BOXES NEED TO BE CHECKED.

1. To amend Article IV, Section 1, of the Restated Articles of Organization (the "Articles") and Sections 4.1 and 4.8 of the By-Laws (the By-Laws") of the Corporation, each as amended and currently in effect, such that (i) the number of Directors of the Corporation shall be such number as is fixed annually by the Board of Directors, but not fewer than seven (7) nor more than eleven (11), consisting of not fewer than two (2) nor more than four(4) Directors elected by the holders of the Corporation's Class A Common Stock (the "Class A Directors") and not fewer than five (5) nor more than seven (7) Directors elected by the holders of the Corporation's Class B Common Stock (the "Class B Directors"), and subject to the further requirement that no Class B Directors in excess of five
(5) Class B Directors shall be elected unless a like number of Class A Directors is also then elected, and otherwise as described in the Proxy Statement.

          FOR                           AGAINST                       ABSTAIN

2.  Election of Class A Directors:      PEARSON C. CUMMIN, III AND JAMES C. KAUTZ           I plan to attend the meeting.
                                        ROBERT N. HIATT (IF ITEM 1 ABOVE IS APPROVED)
                                                                                            PLANNING TO ATTEND? Please help our
FOR all nominees      WITHHOLD          (Instructions:  To withhold authority to vote for   planning efforts by letting us know if
listed (Except as     authority from    any individual nominee, write that nominee's        you expect to attend the Annual Meeting.
marked to the         nominees          name in the space provided below.)                  Call (617) 368-5050, and check the box
contrary to the       listed.           _____________________________________               above.
right)

                                                                                THE SHARES REPRESENTED BY THIS PROXY  WILL
                                                                                BE VOTED AS DIRECTED.  IF NO DIRECTION IS IN-
                                                                                DICATED AS TO ITEMS 1 OR 2, SUCH SHARES WILL
                                                                                BE VOTED IN FAVOR OF SUCH ITEM.


                                                                                IMPORTANT: Before returning this Proxy, please sign
                                                                                your name or names on the line(s) below exactly as
                                                                                shown hereon. Executors, administrators, trustees,
                                                                                guardians or corporate offices should indicate their
                                                                                full title when signing. Where shares are registered
                                                                                in the name of joint tenants or trustees, each joint
                                                                                tenant or trustee should sign.

                                                                                Dated: ____________________, 1998
                                                                                _________________________________________(L.S.)
                                                                                _________________________________________(L.S.)
                                                                                          Stockholder(s) Sign Here

                                                                                PLEASE MARK, SIGN, DATE AND RETURN THIS
                                                                                PROXY CARD PROMPTLY USING THE ENCLOSED
                                                                                ENVELOPE.

                              FOLD AND DETACH HERE



                          (INSERT DIRECTIONS/MAP HERE)